UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2019

GOSSAMER BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38796	47-5461709
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3013 Science Park Road San Diego, California 92121 (Address of principal executive offices) (Zip Code)
(858) 684-1300 (Registrant’s telephone number, include area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market

Item  1.01.Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of May 2, 2019 (the “closing date”), Gossamer Bio, Inc. (the “Company”), GB002, Inc., GB003, Inc., GB004, Inc., GB005, Inc., GB006, Inc., GB007, Inc., and Gossamer Bio Services, Inc. (each wholly-owned subsidiaries of the Company, and collectively with the Company, the “Guarantors”), and GB001, Inc., the Company’s wholly-owned subsidiary (the “Borrower” and together with the Guarantors, the “Credit Parties”), entered into a credit, guaranty and security agreement (the “Credit Facility”) agented by MidCap Financial Trust (“MidCap”) and the additional lenders party thereto from time to time (together with MidCap, the “Lenders”), pursuant to which the Lenders, including affiliates of MidCap and Silicon Valley Bank, agreed to make term loans available to the Company for working capital and general business purposes, in a principal amount of up to $150.0 million in term loan commitments, including a $30.0 million term loan to be funded at the closing date, with the ability to access the remaining $120.0 million in three additional tranches (of $40.0 million, $30.0 million and $50.0 million, respectively), subject to specified availability periods, the achievement of certain clinical development milestones, minimum cash requirements and other customary conditions.  The second tranche is available no earlier than February 1, 2020 and no later than July 31, 2020.  The third tranche is available no earlier than May 1, 2020 and no later than October 31, 2020.  The fourth tranche is available no earlier than February 1, 2021 and no later than July 31, 2021.  Upon the entry into the Credit Facility, the Company was required to pay the Lenders an origination fee of $1.5 million as well as other customary fees and expenses.  The Credit Facility is secured by substantially all of the Credit Parties’ and their domestic subsidiaries’ personal property, including intellectual property. Additionally, each Credit Party pledged 100% of its equity interests in each of its respective domestic subsidiaries and 65% of its equity interests in each of its respective foreign subsidiaries.

Each term loan under the Credit Facility bears interest at an annual rate equal to the sum of (i) one-month LIBOR (customarily defined, with a change to prime rate if LIBOR funding becomes unlawful or impractical) plus (ii) 6.15%, subject to a LIBOR floor of 2.00%.  The Borrower is required to make interest-only payments on the term loan for all payment dates prior to June 1, 2021.  The term loans under the Credit Facility will begin amortizing on June 1, 2021, with equal monthly payments of principal plus interest being made by the Borrower to the Lenders in consecutive monthly installments following such interest-only period for 36 months or, for any funding of the fourth tranche occurring after June 1, 2021, the number of months until the Credit Facility matures on May 1, 2024.  Upon final repayment of the term loans, the Borrower must pay an exit fee of 1.75% of the amount borrowed under the Credit Facility, less any partial exit fees previously paid.  Upon partial prepayment of a portion of the term loans, the Borrower must pay a partial exit fee of 1.75% of the principal being prepaid.

At the Borrower’s option, the Borrower may prepay the outstanding principal balance of the term loan in whole or in part, subject to a prepayment fee of 3.0% of any amount prepaid if the prepayment occurs through and including the first anniversary of the closing date, 2.0% of the amount prepaid if the prepayment occurs after the first anniversary of the closing date through and including the second anniversary of the closing date, and 1.0% of any amount prepaid after the second anniversary of the closing date and prior to May 1, 2024.

The Credit Facility includes affirmative and negative covenants applicable to the Credit Parties and their subsidiaries. The affirmative covenants include, among others, covenants requiring the Credit Parties and their subsidiaries to maintain their legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage, maintain property, pay taxes, satisfy certain requirements regarding accounts and comply with laws and regulations.  The negative covenants include, among others, restrictions on the Credit Parties and their subsidiaries transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, amending material agreements and organizational documents, selling assets and suffering a change in control, in each case subject to certain exceptions.  The Credit Parties are also subject to an ongoing minimum cash financial covenant in which the Credit Parties must maintain unrestricted cash in an amount not less than 25% of the outstanding principal amount of the term loans.

The Credit Facility also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 3.0% and would provide MidCap, as agent, with the right to exercise remedies against the Credit Parties and their respective subsidiaries, and the collateral securing the Credit Facility, including foreclosure against our properties securing the credit facilities, including our cash.  These events of default include, among other things, our failure to pay any amounts due under the Credit Facility, a breach of covenants under the Credit Facility, our insolvency or the occurrence of insolvency events, the occurrence of a change in control, the occurrence of certain U.S. Food and Drug Administration and regulatory events, our failure to remain registered with the SEC and listed for trading on NASDAQ, the occurrence of a material adverse change, the occurrence of a default under a material agreement reasonably expected to result in a material adverse change, the occurrence of certain defaults under certain other indebtedness in an amount greater than $2,500,000 and the occurrence of certain defaults under subordinated indebtedness and convertible indebtedness.

The credit, guaranty and security agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference.  The foregoing description of the Credit Facility and credit, guaranty and security agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item  9.01.Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Credit, Guaranty and Security Agreement by and among GB001, as borrower, Gossamer Bio, Inc., as guarantor, the other guarantors from time to time party thereto and MidCap Financial Trust, as Agent and as a Lender and the additional lenders from time to time party thereto, dated May 2, 2019.

The following exhibit is being furnished herewith:
99.1	Press Release, dated May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOSSAMER BIO, INC.

Date: May 3, 2019	By:	/s/ Christian Waage

Christian Waage
Executive Vice President and General Counsel